Issued by ReliaStar Life Insurance Company of New York.
A member of the ING family of companies
Distributed by Directed Services LLC.

ING Empire Innovations and ING Empire Traditions

Deferred Variable Annuity Application

New York

IMPORTANT INFORMATION AND REMINDERS:

- If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. Refer to the Nexus/Out-of-State Verification form for an acceptable purpose.

- Check that the initial investment listed in Section 5 meets the selected product's minimum requirements.

- Check that the initial investment allocations in Section 11 total 100% of the initial investment amount.

- After contract issue, ReliaStar Life Insurance Company of New York may periodically rebalance the contract value to remain in compliance with the ING LifePay Plus and ING Joint LifePay Plus allocation requirements. Please see the prospectus for additional information.

- If a replacement is involved, complete applicable transfer and state replacement forms, and submit them with this application.

- If a power of attorney or legal guardian signs this application, please provide a copy of the appropriate supporting documentation confirming the signer's ability to act on behalf of the owner.

Send completed and signed documents to:

Regular Mail:	ING ANNUITIES Attn: New Business PO Box 9271 Des Moines, IA 50306-9271	Overnight Delivery:	ING ANNUITIES Attn: New Business 909 Locust Street Des Moines, IA 50309-2899

To contact the Licensing Department, call 800-235-5965.
To contact the Customer Service Center, call 800-366-0066.
To contact the Sales Desk, call: 800-344-6860 (Independent Division)
800-243-3706 (NYSE/Regional Division)

VARIABLE ANNUITIES

Variable Annuities

DEFERRED VARIABLE ANNUITY APPLICATION

ReliaStar Life Insurance Company of New York
(the "Company")
A member of the ING family of companies
Home Office: 1000 Woodbury Road, Woodbury, NY 11797
PO Box 9271, Des Moines, IA 50306-9271
Overnight Delivery: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899
Phone: 800-366-0066 Fax: 515-698-2035
www.ingannuities.com

ING Your future. Made easier.℠

1. PRODUCT/CONTRACT INFORMATION

Product Applied For *(select only one)*: ☐ **ING Empire Innovations Variable Annuity** (3 year CDSC)
☐ **ING Empire Traditions Variable Annuity** (7 year CDSC)

If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. ______

Client Account Number *(Broker-dealer use only.)* ______

2. OWNER *(Non-natural owners: please provide supporting documentation.)*

Name ______

SSN/TIN ______ Birth Date/Trust Date ______ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______

City ______ State ______ ZIP ______

Mailing Address *(If different than above.)* ______

City ______ State ______ ZIP ______

Country of Citizenship ______ Country of Incorporation ______

Phone ______ E-mail Address ______

JOINT OWNER *(Not available with qualified plans.)*

Name ______

SSN ______ Birth Date ______ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______

City ______ State ______ ZIP ______

Mailing Address *(If different than above.)* ______

City ______ State ______ ZIP ______

Country of Citizenship ______ Phone ______

Relationship to Owner ______ E-mail Address ______

3. ANNUITANT(S) *(Complete if the annuitant is not the owner. Oldest annuitant listed below will be the first annuitant on the contract.)*

Name ______

SSN ______ Birth Date ______ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______

City ______ State ______ ZIP ______

Country of Citizenship ______ Relationship to Owner ______

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JOINT ANNUITANT *(Not available for contracts with ING LifePay Plus.)*

Name ____________________

SSN ____________ Birth Date ____________ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ____________________

City ____________ State ______ ZIP ______

Country of Citizenship ____________ Relationship to Owner ____________

☐ Contingent annuitant (*Provide the contingent annuitant's name, SSN, birth date, gender, and street address in the Special Remarks area of Section 9.)*

4. BENEFICIARY INFORMATION

If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries' shares will be distributed equally. **Additional beneficiaries should be listed on a separate piece of paper that includes the owner's signature and the date.**

Name	Birth Date/Trust Date	SSN/TIN	Relationship to Owner	%	Beneficiary Type
					Primary
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent

Custodial Beneficiary: Required if you elect ING Joint LifePay Plus on a custodially owned contract — custodial beneficiary must be sole beneficiary on the custodial account and the spouse of the annuitant, and the custodian must be elected primary beneficiary above.

Name	Birth Date	SS	Relationship to Owner	%	Beneficiary Type
					Custodial

5. INITIAL INVESTMENT AND PLAN TYPE *(Make all checks payable to ReliaStar Life Insurance Company of New York. Complete either the nonqualified or the qualified section, not both.)*

Initial Investment: $ ____________

NONQUALIFIED - SOURCE OF FUNDS: ☐ New Purchase *(money with application)*
☐ 1035 Exchange ☐ Transfer from money market account, CD or mutual fund

QUALIFIED - SOURCE OF FUNDS: ☐ Transfer ☐ Rollover ☐ New contribution for tax year ______

Type of Qualified Plan Applied For:

Individually Owned
- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ SEP-IRA
- ☐ Simple IRA[2]
  Establishment Date ______

Employer Plan[1]
- ☐ 401(k)
- ☐ 401(a)
- ☐ Keogh/HR-10
- ☐ Other ____________

[1] *If you select an employer plan, you must submit the Employer Sponsored Qualified Retirement Plan Disclosure with this application.*
[2] *Not available with Empire Traditions.*

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6. OPTIONAL BENEFITS

Benefit Option Package (Select only one option.)

If you do not select one, the option will default to Option Package I. Option Package I is the only death benefit option available to joint owners.

☐ Option Package I: The greatest of 1) the standard death benefit2; 2) the contract value2; or 3) return of premium.☐ Option Package II1: The greatest of 1) the standard death benefit2; 2) the contract value2; 3) return of premium; or 4) the annual ratchet death benefit2.☐ Option Package III1: The greatest of 1) the standard death benefit2; or 2) the contract value2; 3) return of premium; or 4) the annual ratchet death benefit2. Under this option, any unused percentage of the 10% free withdrawal amount from a contract year will carry forward into successive contract years, based on the percentage remaining at the time of the last withdrawal in that contract year. In no event will the free withdrawal amount at any time exceed 30% of the contract value.

SmartStart Option

With the election of the SmartStart Option, you will receive a premium credit, for which there is an additional charge. All or a portion of the premium credit applied may be forfeited if certain events occur, including if you make a withdrawal. Forfeiture of all or a portion of the premium credit may result in the charge exceeding the amount of the premium credit applied. Refer to your prospectus for complete details regarding the SmartStart Option.☐ SmartStart Option

Living Benefit3 (Select only one option. ING LifePay Plus is not available to contracts with joint annuitants.)

Please be aware that these descriptions are highlights only. Consult your prospectus for details prior to electing an optional living benefit.☐ ING LifePay Plus Minimum Guaranteed Withdrawal Benefit (ING LifePay Plus.v2)4

ING LifePay Plus is an optional guarantee available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider guarantees that a certain amount may be withdrawn annually, regardless of market performance, and even if the accumulation value is zero, until the death of the annuitant or until the rider is terminated.☐ ING Joint LifePay Plus Minimum Guaranteed Withdrawal Benefit (ING Joint LifePay Plus.v2)4

ING Joint LifePay Plus is an optional guarantee available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider guarantees that a certain amount may be withdrawn annually, regardless of market performance, and even if the accumulation value is zero, until the death of the last active spouse (as defined in the rider) or until the rider is terminated. To elect this rider, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.☐ Minimum Guaranteed Income Benefit (MGIB) (Only available for owners and annuitants ages 0-75.)

The Minimum Guaranteed Income Benefit rider is an optional guarantee available for an additional charge. The guarantee provides a minimum amount of annuity income at the end of a specified waiting period that will be available if the contract owner annuitizes on an MGIB Exercise Date. A 10-year waiting period is required before you can annuitize the MGIB rider benefit. The amount of the MGIB depends in part on the amount of eligible premium you pay (more than 5 years before the end of the waiting period). Transfers from Covered Funds to Special Funds will limit the future growth of the MGIB Rollup Base as follows. The MGIB Rollup Base for Special Funds does not accumulate at the MGIB Rate, so investments in Special Funds may limit the MGIB Benefit. The MGIB income guarantee rate is lower than the annuity purchase rate guaranteed by the contract.☐ Minimum Guaranteed Accumulation Benefit 10YR (MGAB)

The Minimum Guaranteed Accumulation Benefit rider is an optional guarantee available for an additional charge. The guarantee provides there will be a one-time upward adjustment to the accumulation value at the end of a 10-year waiting period so that it equals at least the initial premium (plus any applicable premium credit). The waiting period begins on the rider date, and the MGAB charge is deducted only during the 10-year waiting period. Premiums paid in the first two years are included in the guaranteed amount. Transfers made within 3 years before the end of the waiting period reduce the guaranteed amount as if they were withdrawals.

For the MGIB and MGAB living benefits only:

These benefits may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to use the benefit before or after your required minimum distribution date, consider whether the benefit is appropriate for your circumstances. Consult your tax advisor.

Withdrawals (for ING LifePay Plus and ING Joint LifePay Plus, excess withdrawals) reduce the amount of the benefits on a pro-rata basis, which may result in a greater reduction than the amount withdrawn. Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 59 1 / 2 , a federal tax penalty may apply, equal to 10% of the amount treated as income. You should consult your tax advisor before electing any optional benefit or rider under the contract to determine any tax consequences that may result from such election.

If elected, the MGIB, ING LifePay Plus and ING Joint LifePay Plus riders may not be cancelled unless the contract is terminated.

1If ING LifePay Plus or ING Joint LifePay Plus is elected, owners ages 0-80 are available as permitted by product. Please consider the additional cost of these options as well as their interaction with the death benefit elected to determine if this combination is appropriate considering your investment objectives.

7. OPTIONAL PROGRAM
Please see Section 11 for Allocation Selection.

AUTOMATIC REBALANCING (To enroll in this program, select the box below with the appropriate frequency.)

I authorize automatic rebalancing of my portfolio: ☐ Quarterly ☐ Semi-Annually ☐ Annually

Automatic rebalancing does not apply to the fixed investments and cannot be elected if you participate in dollar cost averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a fixed allocation election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

8. IMPORTANT INFORMATION
To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you.
We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-
2899.

9. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD
ORDER.”

REPLACEMENT

New York state law requires the producer to provide the form Appendix 11 - Insurance Department of the State of New
York Definition of Replacement for your review and signature. If you answered “Yes” to any of the questions on that form, the producer must provide to you either Appendix 10A or 10B - Insurance Department of the State of New York Disclosure
Statement and other information that will help you compare the contract you are applying for with the policy/contract you intend to replace.

By signing below, I acknowledge receipt of the prospectus. My signature also indicates that all statements and answers in this form, which include my allocation instructions indicated in Section 11, are complete and true to the best of my knowledge and belief and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives.

I understand that the contract value and variable annuity payments may increase or decrease depending on the results of the variable investment choices, and that no minimum contract value or variable annuity payment is guaranteed. I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

TAXPAYER CERTIFICATION

Under penalties of perjury, I the undersigned certifies that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2.	I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.

3. I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature
Signed at (city, state)	Date
Joint Owner Signature (if applicable)
Signed at (city, state)	Date
Annuitant Signature (if other than owner)
Annuitant Signature (if other than owner)

10. PRODUCER INFORMATION
☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of
the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and
return
it with this application.

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? ☐ Yes ☐
No

New York state law requires you to provide the form Appendix 11 - Insurance Department of the State of New York Definition
of Replacement for the customer’s review and signature and then leave a copy with the applicant. If all questions were answered
“No,” then submit Appendix 11 with this application. If the question above is answered “Yes,” the applicant must complete the state required Regulation 60 process prior to submitting this application

Compensation Alternative (Select one. Please verify with your broker-dealer that the option you select is available.)
☐ A ☐ B

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must
total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD
ORDER.”

Primary Producer: Split		%
Print Name			Signature
SSN
Producer Phone			Broker Code
Broker-Dealer Branch
Producer #2: Split	%
Print Name			Signature
SSN
Producer Phone			Broker Code
Broker-Dealer Branch
Producer #3: Split	%
Print Name			Signature
SSN
Producer Phone			Broker Code
Broker-Dealer Branch

11. ALLOCATION SELECTION

INITIAL PURCHASE ALLOCATION AND DOLLAR COST AVERAGING (Enter allocations in whole percentages. Allocations must total 100%.)
The available share class is subject to distribution and service (12b-1) fees. Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from ING Liquid Assets and the fixed investments.
To elect an optional dollar cost averaging (DCA) transfer program, allocate money to either 6-Month DCA, 12-Month DCA, or
ING Liquid Assets, and indicate the funds to which the DCA will go to by writing percentages in the column below.

Category C (Other Funds)

Initial Purchase Allocation | Target DCA Instructions

ING American Funds Growth ______%

______% ING American Funds Growth-Income ______%

______% ING American Funds International ______%

______% ING Artio Foreign ______%

______% ING Baron Small Cap Growth ______%

______% ING BlackRock Large Cap Growth ______%

______% ING BlackRock Science and Technology Opportunities

______% ______% ING Clarion Global Real Estate

______%

______% ING Clarion Real Estate ______%

______% ING Davis New York Venture ______%

______% ING Evergreen Health Sciences ______%

______% ING Evergreen Omega ______%

______% ING FMR(SM) Diversified Mid Cap ______%

______% ING Focus 5 ______%

______% ING Franklin Income ______%

______% ING Franklin Mutual Shares ______%

______% ING Franklin Templeton Founding Strategy

______% ______% ING Global Equity Option ______%

______% ING Global Resources ______%

______% ING Growth and Income ______%

______% ING Hang Seng Index ______%

______% ING International Index ______%

______%

ING JPMorgan Emerging Markets Equity ______% ______%

ING JPMorgan Mid Cap Value ______% ______%

ING JPMorgan Small Cap Core Equity ______% ______%

ING LifeStyle Aggressive Growth ______%

______% ING Marsico Growth ______%

______% ING MFS Utilities ______%

%

Initial Purchase Allocation | Target DCA Instructions

ING MidCap Opportunities ______%

______% ING Multi-Manager International Small Cap Equity

______% ______% ING Pioneer Fund ______%

______% ING Pioneer Mid Cap Value ______%

______% ING Russell Large Cap Growth Index ______%

______% ING Russell Large Cap Index ______%

______% ING Russell Large Cap Value Index ______%

______% ING Russell Mid Cap Growth Index ______%

______% ING Russell Mid Cap Index ______%

______% ING Russell Small Cap Index ______%

______% ING Small Company ______%

______% ING T. Rowe Price Equity Income ______%

______% ING T. Rowe Price Growth Equity ______%

______% ING Templeton Foreign Equity ______%

______% ING Templeton Global Growth ______%

______% ING Van Kampen Comstock ______%

______% ING Van Kampen Global Franchise ______%

______% ING Van Kampen Growth and Income ______%

______% ING Wells Fargo Small Cap Disciplined

______%

______% ING WisdomTree(SM) Global High Yielding Equity Index

______% ______%

6-Month DCA[3] ______% N/A

12-Month DCA[3] ______% N/A

____ Year Fixed[3] ______% N/A

____ Year Fixed[3] ______% N/A

____ Year Fixed[3] ______% N/A